VERTRO TO PRESENT AT LD MICRO INVESTOR CONFERENCE ON DECEMBER 9, 2010

NEW YORK, NY, December 7, 2010 - Vertro, Inc. (NASDAQ:VTRO) will be presenting on Thursday, December 9, 2010 at the 3rd Annual LD Micro Investor Conference in Los Angeles, CA. Vertro’s President and CEO, Peter Corrao, will be presenting a company overview to conference delegates at approximately 2.30 p.m. PST. Included in Mr. Corrao’s presentation will be:

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An update on live toolbar users: on November 30, 2010, the Company had more than 10 million users of its toolbar products around the world. This represents an increase of 11% over the 9.0 million live toolbar users at the end of Q3 2010, and an increase of 113% over the 4.7 million live toolbar users at the end of Q4 2009 (1);

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An update on ALOT Home users: in the month of November 2010, ALOT Home, the Company’s customizable homepage product, attracted 8.3 million unique users around the world, an increase of 9% over the 7.6 million unique users who accessed the product in the month of September 2010, and an increase of 102% over the 4.1 million unique users who accessed the product in the month of January 2010 (2);

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An update on the Company’s international expansion: on November 30, 2010, the Company had 1.3 million live toolbar users in Brazil, up from only 13,000 on January 1, 2010 (1). The growth in Brazilian toolbar users is part of the Company’s strategy of expanding into new international markets. Approximately half of the Company’s users today are from outside ‘region one’ (U.S., Canada, U.K., Ireland, Australia and New Zealand). The Company currently markets its product in 22 countries and has users in more than 200 countries;

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An update on the Company’s search traffic: in the month of November 2010, the Company’s global toolbar and homepage users conducted 128.8 million Internet searches, an increase of 19% over the average monthly search queries of 108.2 million conducted in Q3 2010, and an increase of 67% over the average monthly search queries of 77.3 million conducted in Q4 2009 (3); and

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An update on the Company’s new app strategy: in Q4 2010, the Company has begun to market its new ALOT Appbar, an updated version of its toolbar product. The new ALOT Appbar works with both Internet Explorer and Firefox web browsers and features content from the Company’s new app marketplace which can be found at www.alot.com.

A copy of Mr. Corrao’s full presentation will be included in a Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available via the Company’s Investor Relations website at: http://www.vertro.com.

Growth in live users, search traffic and revenue typically do not coincide because of the effects of seasonality and the changing geographic mix of the Company’s user base. A breakdown of certain user and financial metrics can be found in the slides the Company issues with its quarterly results, which can be found at: http://ir.vertro.com/results.cfm.

(1) Source: Internal statistics; live users are defined as the number of unique toolbar users active on the Internet in the last 15 days of each period.
(2) Source: Google Analytics “Absolute Unique Visitors” report
(3) Source: Internal statistics

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. Through ALOT, consumers can discover apps which they can display through three specific products: ALOT Appbar, ALOT Toolbar and ALOT Home. These apps are developed in-house and by third party app developers and are designed to enhance the way people interact with content online. ALOT has millions of users across its product portfolio. Together these users conduct high-volumes of type-in-search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market.  Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q3 2010.

Alex Vlasto
VP, Marketing & Communications
646.253.0627
alex.vlasto@vertro.com